Exhibit 10.15
Amended and Restated Guaranty Agreement
This Amended and Restated Guaranty Agreement (this “Guaranty”) is made as of the 3rd day of November, 2021, by KBS REIT Properties III, LLC, a Delaware limited liability company (“Guarantor”), in favor of Bank of America, N.A., a national banking association, as administrative agent for Lenders as that term is defined below (in such capacity, “Administrative Agent”) and each of the Lenders.
Recitals
A.Pursuant to that certain Loan Agreement, dated as of November 3, 2017, by and among KBSIII 60 South Sixth Street, LLC, a Delaware limited liability company (“RBC Plaza Borrower”), KBSIII Preston Commons, LLC, a Delaware limited liability company (“Preston Commons Borrower”), KBSIII Sterling Plaza, LLC, a Delaware limited liability company (“Sterling Plaza Borrower”), KBSIII One Washingtonian, LLC, a Delaware limited liability company (“One Washingtonian Borrower”), KBSIII Towers At Emeryville, LLC, a Delaware limited liability company (“Towers at Emeryville Borrower”), KBSIII Ten Almaden, LLC, a Delaware limited liability company (“Ten Almaden Borrower”), KBSIII Legacy Town Center, LLC, a Delaware limited liability company (“Legacy Town Center Borrower”), and KBSIII 500 West Madison, LLC, a Delaware limited liability company (“500 West Madison Borrower”; RBC Plaza Borrower, Preston Common Borrower, Sterling Plaza Borrower, One Washingtonian Borrower, Towers at Emeryville Borrower, Ten Almaden Borrower, Legacy Town Center Borrower and 500 West Madison Borrower shall be hereinafter referred to, individually, as an “Original Borrower” and, collectively, as “Original Borrowers”), Administrative Agent and certain other lenders party thereto (each an “Original Lender” and, collectively, “Original Lenders”), as modified by a Loan Extension and Modification Agreement, dated as of November 3, 2020 (as modified, the “Original Loan Agreement”), Original Lenders agreed to make a loan to Original Borrowers on the terms, and subject to the conditions, set forth in the Original Loan Agreement.
B.As a condition precedent to the effectiveness of the Original Loan Agreement, Guarantor executed and delivered that certain Guaranty Agreement, dated as of November 3, 2017 (the “Original Guaranty”), in favor of Administrative Agent and Original Lenders, pursuant to which Guarantor guaranteed certain obligations of Original Borrowers under the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement), on the terms, and subject to the conditions, set forth in the Original Guaranty.
C.In accordance with the provisions of Section 9.29(c) of the Original Loan Agreement, One Washingtonian Borrower and 500 West Madison Borrower have been released from their respective obligations under the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) to the extent provided therein.
D.Concurrently herewith, Administrative Agent and certain other lenders (each a “Lender” and collectively, “Lenders”), and RBC Plaza Borrower, Preston Commons Borrower, Sterling Plaza Borrower, Towers at Emeryville Borrower, Ten Almaden Borrower and Legacy Town Center Borrower (each, a “Borrower” and, collectively, “Borrowers”), are entering into that certain Amended and Restated Loan Agreement, dated as of the date hereof (herein called, as it may hereafter be modified, supplemented, restated, extended, or renewed and in effect from time to time, the “Loan Agreement”), pursuant to which Borrowers, Lenders and Administrative Agent have agreed to amend and restate their respective rights, duties and obligations under the Original Loan Agreement in accordance with the terms thereof.
E.A condition precedent to effectiveness of the Loan Agreement, Lenders and Administrative Agent have required that the obligations of Guarantor under the Original Guaranty be amended and restated in accordance with the terms of this Guaranty.
F.Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement. This Guaranty is one of the Loan Documents described in the Loan Agreement.
Agreements
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lenders to make the Loan to Borrowers, Guarantor hereby guarantees to Administrative Agent and each Lender the prompt and full payment and performance of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:
Section 1.Guaranty of Principal.
(a)Subject to the provisions of Section 1(b), Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal of the Loan now or hereafter due and owing, or which Borrowers are obligated to pay, pursuant to the terms of any Note, the Loan Agreement, the Security Instruments, or any of the other Loan Documents, as the same may from time to time be amended, supplemented, restated or otherwise modified. Guarantor’s obligations under this Section 1(a) cover, subject to the other terms and conditions of this Guaranty, the principal of the Loan presently outstanding and principal of the Loan disbursed subsequent to the date hereof, including all amounts advanced by Administrative Agent or Lenders in stages or installments. The guaranty of Guarantor as set forth in this Section 1(a) is a continuing guaranty of payment and not a guaranty of collection.
(b)Notwithstanding anything stated to the contrary in Section 1(a) above, or any provision in this Guaranty or any other Loan Document to the contrary, Guarantor’s maximum liability under Section 1(a) of this Guaranty shall in no event exceed the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Loan (the “Guaranteed Principal Amount”) as of the date the outstanding principal balance of the Loan becomes due and payable in full as a result of maturity or acceleration or otherwise, and (ii) [Sixty-One Million Three Hundred Twenty Thousand and No/100 Dollars ($61,320,000.00)]. The Guaranteed Principal Amount may be reduced to an amount equal to an amount equal to ten percent (10%) of the Aggregate Commitments upon a principal repayment of the Loan that results in a permanent reduction in the Aggregate Commitments that is agreed to, in writing, by Borrowers and Administrative Agent. Except as provided in the preceding sentence, the Guaranteed Principal

Amount shall only be reduced by payments actually received by Administrative Agent or Lenders from Guarantor which are applied to the outstanding principal balance of the Loan in accordance with the terms of the Loan Agreement. In no event shall any payment received by Administrative Agent or any Lender from any other party with respect to the Loan (including, without limitation, any Borrower), or any amount received by Administrative Agent or any Lender as a result of any exercise of remedies under any other Loan Document, reduce the Guaranteed Principal Amount.
Section 2.Limited Guaranty of Payment.
In addition to Guarantor’s obligation under Section 1(a), and notwithstanding the provisions of Section 1(b), Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent and Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of (i) upon the occurrence of a Triggering Event (as hereinafter defined), all principal and interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against any Borrower, whether or not allowed in such proceeding) now or hereafter due and owing, or which Borrower is obligated to pay, pursuant to the terms of any Note, the Loan Agreement, the Security Instruments, or any of the other Loan Documents, as the same may from time to time be amended, supplemented, restated or otherwise modified, and (ii) regardless of whether a Triggering Event shall have occurred, 100% of all amounts owing under the Environmental Agreements by Borrowers if (and only if) the Environmental Insurance Policy (as defined in and substantially and materially in the form approved by Administrative Agent pursuant to the Loan Agreement) is not then in place or, if not then in place, does not otherwise cover a Borrower for claims relating to environmental matters when and if demand is made by Administrative Agent or any Lender under the Environmental Agreement delivered by such Borrower (i.e., Guarantor shall have no liability under this Guaranty for, and the Indebtedness (as hereinafter defined) shall not include, amounts owing under any of the Environmental Agreements so long as the Environmental Insurance Policy is in place or otherwise covers the liability of a Borrower for environmental matters at the time demand is made by Administrative Agent or a Lender to such Borrower under the Environmental Agreement delivered by such Borrower, whether or not the claim relating to any such environmental matter is a covered claim under such Environmental Insurance Policy) (the amounts described in clauses (i) and (ii) above shall be referred to herein, collectively, as the “Indebtedness”). The Indebtedness shall also include all costs and expenses incurred by Administrative Agent in seeking to enforce Administrative Agent’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated thereon. This Guaranty covers, subject to the other terms and conditions of this Guaranty, the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Administrative Agent or Lenders in stages or installments. The guaranty of Guarantor as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection.
Section 3.Guaranty of Specific Obligations.
Guarantor also hereby unconditionally and irrevocably guarantees payment of, and agrees to protect, defend, indemnify and hold harmless Administrative Agent and each Lender for, from and against, 100% of any deficiency, loss or damage suffered by Administrative Agent or any Lender because of:
(a)The intentional misapplication or misappropriation by any Borrower of any funds derived from the Property of such Borrower, including the misapplication or misappropriation by any Borrower of rent, security deposits, insurance proceeds, condemnation awards, or other income arising with respect to any Property;
(b)Any Borrower’s intentional commission of physical waste with respect to any Property;
(c)The fraud or intentional misrepresentation by any Borrower or Guarantor made in or in connection with the Loan Documents or the Loan;
(d)Any voluntary transfer of the Property in violation of the terms of the Loan Documents;
(e)(i) Any Borrower’s voluntary filing of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or any assignment for the benefit of creditors made by such Borrower, or the collusion by Borrower, Guarantor or any Affiliate thereof in (A) an involuntary filing of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws or (B) any assignment for the benefit of creditors made against any Borrower, or (ii) the involuntary filing against any Borrower by any member of such Borrower, Guarantor or any Affiliate thereof of any proceeding for relief under any federal or state bankruptcy, insolvency or receivership laws, and such proceeding described in this clause (ii) is not dismissed within ninety (90) days of the filing thereof (a “Triggering Event”).
Section 4.Primary Liability of Guarantor.
(a)This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at Law or in equity, to require Administrative Agent or any Lender to take prior recourse or proceedings against any collateral, security or Person. It shall not be necessary for Administrative Agent or any Lender, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against any Borrower or other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join any Borrower or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent or any Lender from suing on any Note or foreclosing any Security Instrument or exercising any other right under the Loan Documents.
(b)Suit may be brought or demand may be made against any Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the

Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent or any Lender against any party hereto.
Section 5.Certain Agreements and Waivers by Guarantor.
(a)Guarantor agrees that neither the rights or remedies of Administrative Agent and Lenders nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, Guarantor waives any rights, claims or defenses arising from any such events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:
(i)any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any Law;
(ii)any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrowers under the other Loan Documents;
(iii)the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;
(iv)the operation of any statutes of limitation or other Laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Administrative Agent or any Lender against Guarantor, to the fullest extent permitted by Law;
(v)any homestead exemption or any other exemption under applicable Law;
(vi)any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any Person or collateral;
(vii)whether express or by operation of Law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released) or any complete or partial release of any Borrower or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;
(viii)the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of any Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(ix)either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent or Lenders to any Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;
(x)any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;
(xi)any failure of Administrative Agent or any Lender to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Potential Default, or of any other action taken or refrained from being taken by Administrative Agent or any Lender against any Borrower or any security or other recourse, or of any new agreement between or among Administrative Agent, any Lender and any Borrower, it being understood that Administrative Agent shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding each Borrower and any collateral, including any changes in the business or financial condition of each Borrower or any collateral, and Guarantor acknowledges and agrees that neither Administrative Agent nor any Lender shall have any duty to notify Guarantor of any information which Administrative Agent or such Lender may have concerning any Borrower or any collateral;
(xii)the existence of any claim, counterclaim, set‑off or other right that Guarantor may at any time have against any Borrower, Administrative Agent, any Lender, or any other Person, whether or not arising in connection with this Guaranty, any Note, the Loan Agreement or any other Loan Document;
(xiii)the unenforceability of all or any part of the Guaranteed Obligations against any Borrower, whether because the Guaranteed Obligations exceed the amount permitted by Law or violate any usury law, or because the Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because any Borrower has any valid defense, claim or offset with respect thereto, or because any Borrower’s obligation ceases to exist by operation of Law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether any Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of any Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);
(xiv)any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to any Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Administrative Agent or any Lender, or any action taken or omitted by Administrative Agent or any Lender in any such proceedings, including any election to have Administrative Agent’s or such Lender’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Administrative Agent or such Lender in any such proceedings or the taking and holding by Administrative Agent or such Lender of any security for any such extension of credit;
(xv)any other condition, event, omission, action or inaction that would in the absence of this paragraph result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;
(xvi)any early termination of any of the Guaranteed Obligations;
(xvii)Administrative Agent or any Lender’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis; or
(xviii)any liability, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any Swap Contract or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.
(b)In the event any payment by any Borrower or any other Person to Administrative Agent or any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason Administrative Agent or any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by any Borrower or any other party to Administrative Agent or such Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent or any Lender or paid by Administrative Agent or any Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by Administrative Agent or any Lender and any attorneys’ fees, costs and expenses paid or incurred by Administrative Agent or any Lender in connection with any such event.
(c)It is the intent of Guarantor, Administrative Agent and each Lender that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.
(d)Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or any Lender to any Borrower in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Administrative Agent or any Lender from any Borrower, any other Person or any other source (other than from Guarantor pursuant to a demand by Administrative Agent hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Administrative Agent or any Lender. Administrative Agent shall have the right to apply any sums paid by Guarantor to any portion of the Loan in Administrative Agent’s sole and absolute discretion.
(e)If acceleration of the time for payment of any amount payable by any Borrower under any Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any Law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent.
(f)Guarantor further waives: (i) any defense to the recovery by Administrative Agent or Lenders against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty or any security for this Guaranty based upon the election by Administrative Agent or Lenders of any remedy against Guarantor or Borrower, including the defense to enforcement of this Guaranty (the so-called “Gradsky” defense) which, absent this waiver, Guarantor would have by virtue of an election by Administrative Agent or Lenders to conduct a non-judicial foreclosure sale (also known as a “trustee’s sale”) of any real property security for the Indebtedness, it being understood by Guarantor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure (“CCP”) Section 580d, all rights of any party to a deficiency judgment against Borrower and, as a consequence, will destroy all rights that Guarantor would otherwise have (including the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower; (ii) any defense or benefits that may be derived from CCP Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other anti-deficiency and one form of action defenses under the laws of California and any other jurisdiction; and (iii) any right to a fair value hearing under CCP Section 580a, or any other similar law, to determine the size of any deficiency owing (for which Guarantor would be liable hereunder) following a non-judicial foreclosure sale.
(g)Without limiting the foregoing or anything else contained in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because the Guaranteed Obligations are secured by real property. This means, among other things:
(i)That Administrative Agent or Lenders may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and
(ii)If Administrative Agent, for the benefit of Lenders, forecloses on any real property collateral pledged by Borrower: (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Administrative Agent and/or Lenders may collect from Guarantor even if Administrative Agent, by foreclosing on the real property collateral for Lenders’ benefit, has destroyed any right Guarantor may have to collect from Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Guaranteed Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the CCP.
(h)Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the CCP or otherwise.
(i)Guarantor waives Guarantor’s rights of subrogation and reimbursement, including (i) any defenses Guarantor may have by reason of an election of remedies by Administrative Agent or Lenders, and (ii) any rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to the Guaranteed Obligations pursuant to the anti-deficiency or other laws of California limiting or discharging Borrower’s obligations, including Sections 580a, 580b, 580d or 726 of the CCP.
(j)Guarantor waives any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses Guarantor would otherwise have under the laws of California or any other jurisdiction.
(k)No provision or waiver in this Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Guaranty. All of the waivers contained herein are irrevocable and unconditional and are intentionally and freely made by Guarantor.
Section 6.Subordination.

If, for any reason whatsoever, any Borrower is now or hereafter becomes indebted to Guarantor:
(a)such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of such Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;
(b)Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of such Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed; provided, however, that so long as no Default shall have occurred and be continuing, Guarantor shall not be prohibited from receiving such (i) reasonable management fees or reasonable salary from such Borrower as Administrative Agent may find acceptable from time to time in its sole and absolute discretion, and (ii) distributions from such Borrower in an amount equal to any income taxes imposed on Guarantor which are attributable to such Borrower’s income from the Property of such Borrower;
(c)Guarantor hereby assigns and grants to Administrative Agent a security interest in all such indebtedness and security therefor, if any, of such Borrower to Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving such Borrower as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default or an Event of Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of such Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 6, Guarantor shall pay the same to Administrative Agent immediately, Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Administrative Agent and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent; and
(d)Guarantor shall promptly upon written request of Administrative Agent from time to time execute such documents and perform such acts as Administrative Agent may reasonably require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 6, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Administrative Agent of any promissory notes or other instruments evidencing indebtedness of such Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of such Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Section 7.Other Liability of Guarantor or Borrowers.
If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by any Borrower to Administrative Agent or any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent and Lenders hereunder shall be cumulative of any and all other rights that Administrative Agent or any Lender may have against Guarantor. If any Borrower is or becomes indebted to Administrative Agent or any Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of such Borrower to Administrative Agent or such Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity, including, if applicable, its capacity as a general partner.
Section 8.Assigns; Disclosure of Information.
This Guaranty is for the benefit of Administrative Agent and Lenders and the permitted successors and assigns of each of them. Administrative Agent and any Lender may, at any time, sell, transfer or assign all or a portion of its interest in the Guaranteed Obligations and the Loan Documents, on and subject to the terms and conditions of the Loan Agreement. In the event of any such permitted sale, transfer or assignment of the Guaranteed Obligations or any part thereof, the rights and benefits under this Guaranty, to the extent applicable to the Guaranteed Obligations so sold, transferred or assigned, may be transferred with such obligations. Subject to the provisions of Section 9.4 of the Loan Agreement, Guarantor waives notice of any sale, transfer or assignment of the Guaranteed Obligations and/or this Guaranty or any part thereof, and agrees that failure to give notice of any such sale, transfer or assignment will not affect the liability of Guarantor hereunder. Subject to the terms and conditions of the Loan Agreement, including, without limitation, Section 9.5 thereof, Administrative Agent and each Lender are hereby authorized to disseminate any information they now have or hereafter obtain pertaining to the Guaranteed Obligations or this Guaranty, including credit or other information on Borrower, Guarantor and/or any party liable, directly or indirectly, for any part of the Guaranteed Obligations, to any actual or prospective assignee or participant with respect to the Guaranteed Obligations, to any of the affiliates of Administrative Agent or such Lender, including BofA Securities, Inc., to any regulatory body having jurisdiction over Administrative Agent or such Lender, and to any other parties as necessary or appropriate in the reasonable judgment of Administrative Agent or such Lender.
Section 9.Binding Effect; Joint and Several Liability.
This Guaranty is binding not only on Guarantor, but also on Guarantor’s heirs, personal representatives, successors and assigns. Upon the death of Guarantor, if Guarantor is a natural person, this Guaranty shall continue against Guarantor’s estate as to all of the Guaranteed Obligations, including that portion incurred or arising after the death of Guarantor and shall be provable in full against Guarantor’s estate, whether or not the Guaranteed Obligations are then due and payable. If this Guaranty is signed by more than one Person, then all of the obligations of Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.
Section 10.Governing Law.
The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of California and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.
Section 11.Invalidity of Certain Provisions.
If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law.
Section 12.Costs and Expenses of Enforcement.
Guarantor agrees to pay to Administrative Agent on demand all costs and expenses incurred by Administrative Agent or any Lender in seeking to enforce Administrative Agent’s or such Lender’s rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees, whether or not suit is filed or other proceedings are initiated hereon. All such costs and expenses incurred by Administrative Agent or any Lender shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor on demand by Lender.
Section 13.No Usury.
It is not the intention of Administrative Agent, any Lender or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor, Administrative Agent and Lenders.
Section 14.Representations, Warranties, and Covenants of Guarantor.
Guarantor hereby represents, warrants, and covenants that: (a) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (b) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not cause Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (c) unless Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (d) there is no material litigation pending with respect to which process has been served or, to the knowledge of Guarantor, threatened by or before any tribunal against or affecting Guarantor which, if adversely determined, would have a material adverse effect on Guarantor’s ability to perform its obligations hereunder; (e) all financial statements and information heretofore furnished to Administrative Agent by Guarantor do, and all financial statements and information hereafter furnished to Administrative Agent by Guarantor will, fully and accurately present the condition (financial or otherwise) of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Administrative Agent, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Administrative Agent, has Guarantor incurred any material liability, direct or indirect, fixed or contingent; (f) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; and (g) Guarantor has read and fully understands the provisions contained in any Note, the Loan Agreement, the Security Instruments and the other Loan Documents.
Section 15.Notices.
All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
Section 16.Cumulative Rights.
All of the rights and remedies of Administrative Agent and Lenders under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Administrative Agent or any Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Administrative Agent or any Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Administrative Agent or Lenders to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Administrative Agent or any Lender with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Administrative Agent to Guarantor.
Section 17.Term of Guaranty.
This Guaranty shall continue in effect until all the Guaranteed Obligations and all of the obligations of Guarantor to Administrative Agent and Lenders under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.
Notwithstanding anything stated to the contrary in this Guaranty, in the event that Administrative Agent or its nominee or any third party takes record title to a Property of a Borrower (a “Released Borrower”) following the exercise of Administrative Agent’s rights and remedies under the Loan Documents, Guarantor shall nonetheless have the right to terminate its continuing liability under clause (ii) of Section 2 of this Guaranty with respect to the Released Borrower’s obligations under the Environmental Agreement delivered by the Released Borrower (and only as to such obligations), upon fulfillment of each of the following conditions to the reasonable satisfaction of Administrative Agent:
(a)Guarantor or the Released Borrower shall have delivered to Administrative Agent a new environmental insurance policy which insures Administrative Agent (“New Environmental Insurance Policy”) and which:
(i)is comparable to the existing Environmental Insurance Policy approved by Administrative Agent except the policy limits shall be at least $5,000,000 for each occurrence and in the aggregate with a retention of no greater than $100,000; and
(ii)is issued by the same company as the existing Environmental Insurance Policy or a replacement company with an AM Best’s Rating equivalent or better than A‑ (Excellent)/IX; and
(iii)has a term of one (1) year from the date of issuance and shall be in “full force and effect” (i.e. shall have coverage under an extended reporting period of no less than three (3) years following the date title to the applicable Property is so taken); and

(b)Administrative Agent shall have received evidence that all premiums for the coverage described in clause (a)(iii) above under such New Environmental Insurance Policy have been prepaid in full.
Such termination of Guarantor’s liability under clause (ii) of Section 2 of this Guaranty with respect to a Released Borrower’s obligations under the Environmental Agreement delivered by such Released Borrower, shall become effective only upon the delivery by Administrative Agent to Guarantor of a specific written acknowledgment of the satisfaction of all of the foregoing conditions and the termination of such obligations, which acknowledgement Administrative Agent agrees to provide unless any of the conditions to such termination have not been satisfied. This Section 17 shall under no circumstance be interpreted to terminate or limit any of Guarantor’s liabilities in Section 2 of this Guaranty except to the extent such liabilities relate to a Released Borrower’s obligations under the Environmental Agreement delivered by such Released Borrower, and in no event shall this Section 17 be interpreted to terminate or limit Guarantor’s liabilities in Section 2 as to any other Borrower’s obligations under the Environmental Agreement delivered by such other Borrower unless and until the conditions of this Section 16 are satisfied as to such other Borrower.
Notwithstanding anything stated to the contrary in this Guaranty, in the event that a Borrower successfully exercises its right to terminate its continuing liability under the Environmental Agreement delivered by such Borrower pursuant to and in accordance with the terms and conditions of Section 7 thereof, Guarantor’s liability under clause (ii) of Section 2 of this Guaranty with respect to its guaranty of such Borrower’s obligations under the Environmental Agreement delivered by such Borrower (and only as to such obligations) shall automatically terminate.
Section 18.Financial Covenants.
Guarantor shall maintain, at all times during the term of the Loan, and tested as of the end of each calendar quarter commencing with December 31, 2021, a Net Worth of not less than Five Hundred Million Dollars ($500,000,000); provided, however, that such amount may hereafter be reduced by written agreement of Administrative Agent, the Required Lenders and the Arrangers, following Guarantor’s written request for such reduction in connection with sales of assets of the Guarantor.
For purposes of this Section 18:
“Net Worth” means the Total Assets of Guarantor minus the Total Liabilities of Guarantor.
“Total Assets” means the sum of (i) the asset value of all real properties owned by Guarantor and its subsidiaries, using an asset value for each asset equal to the greater of (A) the undepreciated cost, determined for the applicable measuring period in accordance with GAAP, or (B) the most recent appraised value, plus (ii) the asset value of any other tangible assets (including but not limited to notes payable and CMBS securities) owned by Guarantor and its subsidiaries, determined for the applicable measuring period in accordance with GAAP, plus (iii) all unencumbered cash and cash equivalent investments in which the use is unrestricted;

provided, however, from and after the date that two (2) or fewer Properties remain as Collateral for the Loan, Guarantor’s interests in such remaining Properties shall be excluded from the calculation of “Total Assets” as set forth herein.
“Total Liabilities” means the sum of all liabilities of Guarantor and its subsidiaries (excluding those liabilities classified as intercompany liabilities) as reported on the balance sheet of Guarantor, determined on a consolidated basis for the applicable measuring period in accordance with GAAP; provided, however, from and after the date that two (2) or fewer Properties remain as Collateral for the Loan, liabilities or other indebtedness secured by such remaining Properties shall be excluded from the calculation of “Total Liabilities” as set forth herein. For purposes of clarification, guarantees provided by Guarantor for indebtedness of Guarantor’s subsidiaries shall only be counted once for the purpose of calculating Total Liabilities.
Section 19.Financial Statements.
Guarantor agrees to provide to Administrative Agent, as and when required, the Financial Statements and other financial information required to be delivered to Administrative Agent with respect to Guarantor pursuant to the terms of the Loan Agreement and the other Loan Documents, in the form and detail required by the Loan Documents, including, without limitation, the Guarantor’s Covenant Compliance Certificate in the form of Schedule 1 attached hereto (“Guarantor’s Covenant Compliance Certificate”). Guarantor also agrees to provide to Administrative Agent such other and further financial information with respect to Guarantor as Administrative Agent shall from time to time reasonably request. Acceptance of any Financial Statement by Administrative Agent, whether or not in the form prescribed herein, shall be relied upon by Administrative Agent in the administration, enforcement, and extension of the Guaranteed Obligations.
Section 20.Subrogation.
Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Guaranteed Obligations have been fully and finally paid, performed and discharged in accordance with Section 17 above, and Guarantor hereby waives all of such rights.
Section 21.Time of Essence.
Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.
Section 22.Entire Agreement; Counterparts; Construction.
This Guaranty embodies the entire agreement between Administrative Agent and Lenders and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Administrative Agent. This Guaranty may not be modified, amended or superseded except in a writing signed by Administrative Agent and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. This Guaranty has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement. The lack of genuineness or authority of any signature or signator of or for any Guarantor shall not affect the obligations hereunder of any other Guarantor. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.” All references in this Guaranty to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. Guarantor acknowledges and agrees that the recitals set forth at the beginning of this Guaranty are true and correct and are incorporated herein by this reference.
This Guaranty shall be manually signed and may be converted to the form of an Electronic Record which shall have the same legal effect, validity and enforceability as a paper record. This Guaranty may be executed in as many counterparts as necessary or convenient, but all such counterparts are one and the same Guaranty. For the avoidance of doubt, the authorization under this paragraph includes the use or acceptance by Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time, and “Communication” shall mean this Guaranty and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Guaranty.
Section 23.[Intentionally Omitted.]
Section 24.Forum.
Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty and to the jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located, over any Dispute. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent or any Lender to serve process in any manner permitted by Law or limit the right of Administrative Agent or any Lender to bring proceedings against Guarantor in any other court or jurisdiction.
Section 25.WAIVER OF JURY TRIAL.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND ADMINISTRATIVE AGENT AND EACH LENDER WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE (AS DEFINED IN THE LOAN AGREEMENT) AND ANY ACTION ON SUCH DISPUTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER, AND GUARANTOR, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. GUARANTOR\ , ADMINISTRATIVE AGENT AND EACH LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
Section 26. Credit Verification.
Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, hereby authorizes Administrative Agent and each Lender to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Administrative Agent’s or such Lender’s choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, Administrative Agent and each Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.
Section 27.Limited Recourse Provision.
Administrative Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Guarantor, or to any shareholders, members, partners,

beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Guarantor with respect to the obligations of Guarantor under this Guaranty. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Administrative Agent’s or any Lender’s right to exercise any rights or remedies against any collateral securing the Loan.
Section 28.ERISA.
As of the date hereof and throughout the term of this Guaranty, (a) Guarantor is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Guarantor do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA; and (c) Guarantor is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Guarantor are not and will not be subject to federal, state or local statutes applicable to Guarantor regulating investments of fiduciaries with respect to governmental plans.
Section 29.Further Assurances.
Guarantor at Guarantor’s expense will promptly execute and deliver to upon Administrative Agent’s written reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.
Section 30.No Fiduciary Relationship.
The relationship between Administrative Agent and each Lender and Guarantor is solely that of lender and guarantor. Administrative Agent and each Lender have no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Administrative Agent and/or any Lender.
Section 31.Reinstatement.
This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations guaranteed hereby are rescinded or otherwise must be restored or returned by Administrative Agent (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower, Guarantor or any other Person or for a substantial part of Borrower’s, Guarantor’s or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including reasonable legal fees and expenses) incurred by or on behalf of Administrative Agent and Lenders in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to Section 12 hereof.
Section 32.Additional Representations.
On each date on which a Swap Transaction is entered into, each Person obligated on this Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, will be deemed to represent to Administrative Agent and Lenders that such Person is an “eligible contract participant” and that each guarantor, if any, of its Swap Obligations that are included as part of the Guaranteed Obligations is an “eligible contract participant,” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute (the “Commodity Exchange Act”). For purposes of this provision, “Swap Obligation” means any obligation to pay or perform under any Swap Contract, or any other agreement, contract or transaction entered into in connection with a Swap Transaction.
Section 33.Acknowledgement Regarding Any Supported QFCs.
Section 9.24 of the Loan Agreement is incorporated herein by reference as if fully set forth herein and Guarantor acknowledges and agrees to be bound by the terms of said section for any QFC Credit Support and/or Supported QFC, as such terms may be defined in the Loan Agreement.
Section 34.Unsecured Obligations.
Notwithstanding anything to the contrary herein or in any of the Loan Documents, the Guaranteed Obligations of Guarantor are unsecured and are not secured by any Security Instrument.
[Signatures begin on following page.]

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first written above.

Address of Guarantor:	GUARANTOR:

KBS REIT Properties III, LLC c/o KBS Capital Advisors LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: Bryce Lin, Director of Finance and Reporting Fax Number: (949) 417-6501	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company

	By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

With copies to:		By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

c/o KBS Capital Advisors, LLC 800 Newport Center Drive, Suite 700 Newport Beach, California 92660 Attn: James Chiboucas Fax Number: (949) 417-6523

			By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer

Greenberg Traurig LLP 18565 Jamboree Road, Suite 500 Attn: Bruce Fischer Fax Number: (949) 732-6501

Address of Administrative Agent:

Bank of America, N.A. 520 Newport Center Drive, Suite 1100 Newport Beach, California 92660 Attn: Kevin McLain Fax No.: (949)287-0717
SIGNATURE PAGE TO KBS REIT PROPERTIES III GUARANTY

SCHEDULE 1
Guarantor Covenant Compliance Certificate
_____,20__
Bank of America N.A.
520 Newport Center Drive, Suite 1100
Newport Beach, California 92660
Attn: Kevin McLain
RE:    Quarterly Covenant Compliance Certificate; Period Ending [September 30][December 31][March 31][June 30], 20__ (the “Calculation Date”)
This compliance certificate is being delivered pursuant to (i) Section 4.8(b) of the Amended and Restated Loan Agreement, dated as of _________, 2021, among KBSIII 60 SOUTH SIXTH STREET, LLC, a Delaware limited liability company, KBSIII PRESTON COMMONS, LLC, a Delaware limited liability company, KBSIII STERLING PLAZA, LLC, a Delaware limited liability company, KBSIII TOWERS AT EMERYVILLE, LLC, a Delaware limited liability company, KBSIII TEN ALMADEN, LLC, a Delaware limited liability company, and KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company, collectively, as borrowers, BANK OF AMERICA, N.A., a national banking association (“Agent”), and the other financial institutions party thereto (the “Lenders”) and (ii) Section 19 of the Amended and Restated Guaranty Agreement, dated as of _______________, 2021 (the “Guaranty”), executed by KBS REIT Properties III, LLC, a Delaware limited liability company (“Guarantor”), for the benefit of Agent and the Lenders, for purposes of confirming Guarantor’s compliance with the financial covenants in Section 18 of the Guaranty.
Guarantor hereby represents, warrants and certifies, for the benefit of Agent and the Lenders, that as of the Calculation Date:
1.The Net Worth of Guarantor was approximately $__________;
2.Guarantor ___ was ___ was not in compliance with the financial covenants in Section 18 of the Guaranty.
Schedule 1 of Guaranty Agreement

Attached as Exhibit A hereto is an unaudited breakdown of the Net Worth Guarantor as of the Calculation Date.
GUARANTOR:
KBS REIT PROPERTIES III, LLC
a Delaware limited liability company

By:	KBS Capital Advisors LLC, a Delaware limited liability company, its authorized agent

By: ___________________________ Name: ________________________ Title:__________________________
Schedule 1 of Guaranty Agreement

EXHIBIT A
Net Worth

Total Assets		$_______________
Total Liabilities	-	$
Net Worth	=	$_______________
Schedule 1 of Guaranty Agreement